Exhibit 99.5

Ionis Social Media Content

Twitter

We are excited to announce Ionis will acquire the remaining stake in affiliate @akceatx, creating a stronger, more efficient organization and accelerating our next phase of growth. Read our press release: https://ir.ionispharma.com/news-releases/news-release-details/ionis-pharmaceuticals-acquire-remaining-stake-akcea-therapeutics Important Information https://www.ionispharma.com/forward-looking-statements

With the acquisition of @akceatx, Ionis will be ideally positioned to drive forward our vision to lead in the delivery of transformational medicines to the patients who are depending on us. Learn more: https://ir.ionispharma.com/news-releases/news-release-details/ionis-pharmaceuticals-acquire-remaining-stake-akcea-therapeutics Important Information https://www.ionispharma.com/forward-looking-statements

Our acquisition of @akceatx is another step in our evolution. We believe there is significant strategic value in becoming one company – with one vision and one set of strategic priorities, led by one team. Learn more: https://ir.ionispharma.com/news-releases/news-release-details/ionis-pharmaceuticals-acquire-remaining-stake-akcea-therapeutics Important Information https://www.ionispharma.com/forward-looking-statements

LinkedIn

We are excited to announce we reached an agreement to acquire the remaining minority stake in affiliate @AkceaTherapeutics we do not already own. This transaction is another step forward in Ionis’ evolution and creates a stronger, more efficient organization for the benefit of all stakeholders. We believe there is significant strategic value in becoming one company – with one vision and one set of strategic priorities, led by one team. As one company, we will be even better positioned to enhance the future success of our pipeline, accelerate growth and drive forward our vision to lead in the delivery of transformational medicines to the patients who are depending on us. Read more: https://lnkd.in/gdTf8PN Important Information https://lnkd.in/gyW3KX5

Notice to Investors and Security Holders

The tender offer referred to in our communications has not yet commenced. The description contained in our communications is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Ionis will file with the Securities and Exchange Commission (the “SEC”). The solicitation and offer to buy shares of Akcea common stock will only be made pursuant to an offer to purchase and related tender offer materials. At the time the tender offer is commenced, Ionis will file a tender offer statement on Schedule TO and thereafter Akcea will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. AKCEA SHAREHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available free of charge at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Ionis or Akcea, as applicable. Copies of the documents filed with the SEC by Ionis will be available free of charge on Ionis’ internet website at https://ir.ionispharma.com/financial-information/sec-filings or by contacting Ionis’ investor relations contact at (760) 603-2681. Copies of the documents filed with the SEC by Akcea will be available free of charge on Akcea’s internet website at https://ir.akceatx.com/ or by contacting Akcea’s investor relations contact at (617) 841-9535.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents to be filed by Ionis, as well as the solicitation/recommendation statement to be filed by Akcea, Ionis and Akcea will also file quarterly and current reports with the SEC. Ionis’ and Akcea’s filings with the SEC are available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward-Looking Statements

Ionis Pharmaceuticals, Inc. assumes no obligation to update forward-looking statements contained in its communications as a result of new information or future events or developments except as required by law. Our communications may include forward-looking statements regarding the business of Ionis Pharmaceuticals, Inc., including the business of Akcea Therapeutics, Inc., Ionis’ majority owned affiliate, and the proposed acquisition of Akcea that are subject to risks and uncertainties that could cause actual results to differ materially from those expressly or implied by such statements. Any statement describing Ionis’ goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. Risks and uncertainties also include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition in the anticipated timeframe or at all, including uncertainties as to how many of Akcea’s stockholders will tender their Shares in the tender offer and the possibility that the acquisition does not close; disruption from the transaction making it more difficult to maintain business and operational relationships; risks that anticipated synergies will not be realized or may be delayed; and the magnitude of transaction costs. Ionis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Ionis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Ionis. In particular, we caution you that our forward-looking statements are subject to the ongoing and developing circumstances related to the COVID-19 pandemic, which may have a material adverse effect on our business, operations and future financial results. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Ionis’ programs are described in additional detail in Ionis’ quarterly reports on Form 10-Q and annual reports on Form 10-K, which are on file with the SEC. Copies of these and other documents are available from Ionis.